UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2015

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Noble Corporation plc (the “Company”) is required under United Kingdom accounting rules, which apply to the Company as a public limited company incorporated under the laws of England and Wales, to provide the following statement to its shareholders regarding a change in the financial reporting standard for the Company’s U.K. statutory accounts. The change to the Company’s U.K. statutory accounts discussed below will have no effect on the Company’s financials prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and filed with the United States Securities and Exchange Commission or any U.S. filing requirement.

Adoption of Financial Reporting Standard (“FRS”) 101—The financial reporting standard applicable in the U.K. and Republic of Ireland

Following the publication of FRS 100 Application of Financial Reporting Requirements by the Financial Reporting Council, the Company is required to change its accounting framework for its U.K. statutory Accounts, which is currently prepared under U.K. GAAP, for the fiscal year beginning January 1, 2015. The Board of Directors considers it to be in the best interest of the Company to adopt FRS 101—The financial reporting standard applicable in the U.K. and Republic of Ireland.

The Company intends to utilize the disclosure exemptions available under the U.K. GAAP framework. No disclosures in the current U.K. GAAP statutory financial statements (for the year ended December 31, 2014) have been omitted on the adoption of FRS 101 for the year ending December 31, 2015. A shareholder or shareholders holding in aggregate of 5% or more of the Company’s outstanding shares may serve objections to the use of the disclosure exemptions in writing to its registered office listed above not later than February 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: December 23, 2015	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

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